SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2002
                                                 -------------------------------

                           WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Louisiana                         0-1026                    72-6017893
--------------------------------------------------------------------------------
(State of                 (Commission File Number)        (IRS Employer
incorporation)                                           Identification No.)

          228 St. Charles Avenue, New Orleans, Louisiana       70130
--------------------------------------------------------------------------------
           (Address of principal executive offices)         (Zip Code)

                                 (504) 586-7272
--------------------------------------------------------------------------------
               (Registrant's telephone number,including area code)


Item 5. Other Events

            On October 17, 2002, Whitney Holding Corporation issued a news release announcing its financial results for the quarter ended September 30, 2002 (the "News Release"). The News Release is attached as exhibit 99.1 to this report and incorporated herein by reference.

Item 7. Financial Statement and Exhibits.

        (c) Exhibits

        99.1    News Release

                                   SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WHITNEY HOLDING CORPORATION


                                            By: /s/Thomas L. Callicutt, Jr.
                                                --------------------------------
                                                Thomas L. Callicutt, Jr.
                                                Executive Vice President
                                                and Chief Financial Officer

                                                Date: October 17, 2002
                                                     ---------------------------

                                 EXHIBIT INDEX



Exhibit
Number                                              Description
-------                                             -----------

99.1                                News  Release  dated  October 17,  2002.

                               [GRAPHIC OMITTED]

                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130

                                  NEWS RELEASE

CONTACT: Thomas L. Callicutt, Jr.                         FOR IMMEDIATE RELEASE
         504/552-4591                                     OCTOBER 17, 2002

                   WHITNEY REPORTS THIRD QUARTER 2002 EARNINGS

         New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ-WTNY) earned $.61 per share, or $24.3 million, in the third quarter of 2002, a 24% increase over earnings of $.49 per share, or $19.4 million, in the third quarter of 2001. For the nine months ended September 30, 2002, net income was $1.76 per share, or $70.2 million, compared to $1.42 per share, or $56.0 million, for 2001. Current year-to-date earnings represented a 20% increase over earnings, before tax-effected merger-related items, of $1.47 per share, or $58.1 million, for the same period in 2001. All share and per share information in this news release give effect to the three-for-two stock split that was effective April 9, 2002.

         New accounting standards issued in 2001 fully eliminated goodwill amortization starting in 2002. The amortization of other purchased intangible assets continues. Comparative performance measurements excluding the after-tax effect of the amortization of goodwill and other purchased intangibles are presented in the accompanying Financial Highlights table.

     Selected highlights from the third quarter's results follow:

     o Net interest income (TE) increased 4%, or $2.9 million, from the third quarter of 2001. Whitney's net interest margin (TE) increased to 4.69% in the third quarter of 2002, or 13 basis points above the year-earlier quarter. Earning assets grew in total by only 1% between these periods, but the percentage of earning assets funded by noninterest-bearing sources rose to close to 30% in the most recent quarter, from 27% in 2001's third quarter. With this favorable trend in the mix of funding sources and sharply lower market rates, the interest cost of funding earning assets fell 133 basis points. Changes in both mix and rates were also behind a 120-basis point decline in the overall
              earning   asset

                                    - MORE -
              yield for 2002's third quarter. The ready availability of deposit funds in a period of reduced loan demand caused loans to decline as a percentage of earning assets to 68%, from 71% in the third quarter of 2001. Investment securities grew to 29% of earning assets from 25% in the year-earlier period, with growth concentrated in shorter-duration mortgage-backed issues. The generally fixed rate investment portfolio has helped moderate the decline in overall asset yields.

     o Noninterest income, excluding securities transactions, decreased 11%, or $2.7 million, from the third quarter of 2001. Late in the third quarter of 2001, Whitney sold its agreements to process merchants' credit card transactions and recognized a gain of $3.6 million in that period. Excluding the gain on this merchant business sale, which was reported with other noninterest income, and adjusting for the estimated $2.1 million related impact on recurring credit card income, noninterest income was 16%, or $3.0 million, higher than in the year-earlier quarter. Service charges from deposit accounts increased 9%, or $.8 million, for the third quarter of 2002 helped by the favorable impact of the lower interest rate environment on earnings credits for business accounts. Other contributors to noninterest income growth included fees on letters of credit and unused loan commitments, student loan sale incentive fees, revenue from a recently implemented agreement to outsource the bank's official checks, and some increased revenue from ATM network participation arrangements. Renewed weakness in the capital markets was the main driver of a decline in trust service fees in 2002's third quarter. Income from secondary mortgage market operations was also down somewhat from the third quarter of 2001, although current production levels have been bolstered by a strong refinancing market. Whitney recognized net gains on dispositions of surplus banking property and foreclosed assets of over $1.2 million in 2002's third quarter, compared to $.2 million in the year-earlier quarter.

     o        Noninterest   expense  was  down  1%  from  2001's third  quarter.
              Adjusting for an impact of approximately $1.9 million from the merchant business sale, noninterest expense would have been up 2%, or $1.2 million. Total personnel expense was up 8%, or $2.3 million, from the third quarter of 2001. Approximately $.6 million of the $1.4 million increase in employee compensation related to recurring and certain nonrecurring costs associated with acquired bank personnel. The increase in compensation was less than 4% before

                                    - MORE -
              consideration of the impact of acquisitions. The cost of employee benefit programs rose $.9 million when compared to the third quarter of 2001, mainly as a result of higher retirement benefit expense in addition to a rise in health costs. Close control over capital expenditures has had a favorable impact on equipment and data processing expense, which was down $.8 million in 2002's third quarter. The change in accounting for goodwill led to a $.4 million net decrease in amortization of purchased intangibles compared to the year-earlier quarter.

     o Whitney provided $1.5 million for loan losses in the third quarter of 2002, compared to $2.5 million in 2002's second quarter, and $8.0 million in 2001's third quarter. The provision in last year's third quarter reflected, among other factors, economic uncertainty in the aftermath of the September 11 terrorist attacks. Net charge-offs totaled $4.9 million in the third quarters of both 2002 and 2001 and $2.5 million in 2002's second quarter. The most recent totals included a $4.6 million full charge-off of a related group of loans that had been identified as impaired in this year's first quarter. Nonperforming assets totaled $42 million at September 30, 2002, or .94% of loans plus foreclosed assets and surplus bank property, little changed from $40 million, or .93%, at the end of 2002's second quarter, but up from $32 million, or .70%, a year earlier. The total of loans internally classified
              as  having  above-normal  credit  risk,        however,  decreased
              approximately $34 million from June 30, 2002 and were down $111 million from the level at the end of 2001's third quarter. The decrease from the end of 2002's second quarter came largely from a credit with a customer in the health care industry that has demonstrated sustained improved performance. The decrease from September 30, 2001 also reflected in part improved outlooks for two larger credits that had been downgraded during the third quarter of 2001 and included in the shared national credit review process by Federal banking regulators. These improvements and the impact of net charge-offs led to a reduction in the level of the allowance for loan losses by $3.4 million from June 30, 2002 to the end of the third quarter. The allowance for loan losses was 1.55% of total loans at September 30, 2002, compared to 1.67% at June 30, 2002 and 1.45% a year earlier.

         Average loans in the third quarter of 2002 were 3%, or $147 million, lower than the third quarter of 2001. Substantially all of this reduction came from the residential mortgage loan

                                    - MORE -
portfolio, prompted by increased refinancing activity and management's continuing decision to sell most current production in the secondary market. Although there was some recent growth in the commercial loan portfolio, demand for business credit has in general been restrained for over a year during a period of reduced economic activity and uncertainty regarding future economic conditions. Over this same period, the rate environment has continued to present real estate developers with favorable permanent financing opportunities. Recent growth reflected some increased economic activity for certain industry sectors as well as new customer development. Conditions that would support accelerated loan growth, however, are not yet evident.

         Average deposits were up 2%, or $86 million, in the third quarter of 2002 compared to the year-earlier quarter. Increased demand for the safety and liquidity of deposit products helped fuel accelerated growth throughout 2001. Many of the factors that prompted the increased availability of deposit funds continued to influence customer behavior in the third quarter of 2002. Noninterest-bearing demand deposits for 2002's third quarter were 9%, or $126 million, above the year-earlier period. Interest-bearing deposits, however, have declined 1%, or $40 million, mainly in response to steadily declining renewal rates for time deposits and reduced yields on other deposit products.

         Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; and into the panhandle of Florida.

                                      -----
                  This news release may contain statements that are not historical facts and are "forward-looking statements" as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which Whitney makes in good faith, are based on numerous assumptions, certain of which we may refer to specifically in connection with a particular statement. Some of the more important assumptions include

          o expectations about overall economic strength and the performance of the economies in Whitney's market area,
          o expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions,
          o reliance on existing or anticipated changes in laws and regulations affecting the activities of the banking industry and other financial service providers, and
          o expectations regarding the nature and level of competition, changes in customer behavior and preferences, and Whitney's ability to execute its plans to respond effectively.

                  Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that Whitney's future results will differ materially from what is stated in or implied by such forward-looking statements. Whitney cautions readers to consider this risk.

                  Whitney undertakes no obligation to update or revise any of the information in this news release, whether as a result of new information, future events or developments, or for any other reason.

                                    - MORE -

                                                          5
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                                     WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
                                                 FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
                                                           Third             Third                        Nine Months Ended
                                                          Quarter           Quarter                         September 30
(dollars in thousands, except per share data)              2002               2001                    2002                 2001
----------------------------------------------------- -------------------------------    -------------------------------------------
INCOME DATA
     Net interest income                              $    73,964        $    70,939              $   221,745           $   207,144
     Net interest income (tax-equivalent)                  75,162             72,258                  225,376               211,217
     Provision for loan losses                              1,500              8,000                    7,000                13,000
     Noninterest income (excluding securities
         transactions and merger-related items)            22,295             25,002                   62,884                69,675
     Securities transactions                                 ( 15)                 -                      411                    69
     Noninterest expense (excluding merger-related
         items)                                            58,230             58,866                  172,980               176,922
     Merger-related items (net expense)                         -                  -                        -                 4,451
     Net income                                            24,316             19,356                   70,193                56,024
     Earnings before tax-effected merger-related
         items                                             24,316             19,356                   70,193                58,133
----------------------------------------------------- -------------------------------    -------------------------------------------

----------------------------------------------------- -------------------------------    -------------------------------------------
AVERAGE BALANCE SHEET DATA
     Loans                                            $ 4,341,830        $ 4,488,933              $ 4,374,482           $ 4,507,767
     Investment in securities                           1,849,743          1,548,679                1,803,432             1,482,414
     Earning assets                                     6,373,798          6,306,997                6,507,286             6,235,876
     Total assets                                       6,883,963          6,825,004                7,036,546             6,763,101
     Deposits                                           5,634,831          5,548,850                5,780,268             5,488,533
     Shareholders' equity                                 773,326            702,134                  750,087               688,755
----------------------------------------------------- -------------------------------    -------------------------------------------

----------------------------------------------------- -------------------------------    -------------------------------------------
PER SHARE DATA
     Basic                                            $       .61        $       .49              $      1.76           $      1.42
     Basic, before tax-effected merger-related
         items                                                .61                .49                     1.76                  1.47
     Diluted                                                  .60                .48                     1.75                  1.41
     Diluted, before tax-effected merger-related
         items                                                .60                .48                     1.75                  1.46
     Cash dividends per share                                 .27                .25                      .81                   .76
     Book value per share, end of period              $     19.56        $     18.12              $     19.56           $     18.12
     Trading data
         High closing price                           $     34.00        $     32.56              $     38.52           $     32.56
         Low closing  price                                 28.09              26.84                    28.09                 24.00
         End-of-period closing  price                       32.08              28.67                    32.08                 28.67
         Trading volume                                 5,078,531          3,230,252               16,152,515            10,777,484
----------------------------------------------------- -------------------------------    -------------------------------------------

----------------------------------------------------- -------------------------------    -------------------------------------------
RATIOS
     Return on average assets                                1.40%              1.13%                    1.33%                 1.11%
     Return on average assets before tax-effected
        merger-related items                                 1.40               1.13                     1.33                  1.15
     Return on average shareholders' equity                 12.47              10.94                    12.51                 10.88
     Return on average shareholders' equity before
        tax-effected merger-related items                   12.47              10.94                    12.51                 11.28
     Net interest margin                                     4.69               4.56                     4.63                  4.52
     Dividend payout ratio                                  44.43              51.83                    46.05                 53.95
     Average loans as a percentage of average deposits      77.05              80.90                    75.68                 82.13
     Efficiency ratio, before merger-related items          59.75              60.52                    60.01                 62.99
     Noninterest income as a percentage of total
        revenue (excluding securities transactions
        and merger-related items)                           22.88              25.71                    21.82                 24.80
     Allowance for loan losses as a percentage of
        loans, at end of period                              1.55               1.45                     1.55                  1.45
     Nonperforming assets as a percentage of loans
        plus foreclosed assets and surplus
        property, at end of period                            .94                .70                      .94                   .70
     Average shareholders' equity as a percentage
        of average total assets                             11.23              10.29                    10.66                 10.18
     Leverage ratio, at end of period                        9.65               9.11                     9.65                  9.11
----------------------------------------------------- -------------------------------    -------------------------------------------

Note: Share and per share data give effect to the 3-for-2 stock split effective April 9, 2002.

                                     -MORE-

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
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                                                          6
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                                      WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
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                                            FINANCIAL HIGHLIGHTS (continued)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Third          Third                 Nine Months Ended
                                                                    Quarter        Quarter                   September 30
(dollars in thousands, except per share data)                         2002           2001               2002            2001
-------------------------------------------------------------   -------------------------------   ---------------------------------
OTHER PERFORMANCE MEASURES
     Earnings before tax-effected merger-related items           $    24,316     $   19,356        $     70,193     $     58,133
     Goodwill amortization, net of tax                                     -            806                   -            2,421
                                                                -------------------------------   ---------------------------------
     Earnings before tax-effected merger-related items
        and goodwill amortization                                     24,316         20,162              70,193           60,554
     Other purchased intangibles amortization, net of tax                953            596               2,859            1,788
                                                                -------------------------------   ---------------------------------
     Earnings before tax-effected merger-related items
        and total purchased intangibles amortization             $    25,269     $   20,758        $     73,052     $     62,342
                                                                -------------------------------   ---------------------------------
     Earnings per share before tax-effected merger-related
        items and goodwill amortization:
        Basic                                                    $       .61     $      .51        $       1.76     $       1.53
        Diluted                                                          .60            .50                1.75             1.52

     Earnings per share before tax-effected merger-related
        items and total purchased intangibles amortization:
        Basic                                                    $       .63     $      .52        $       1.83     $       1.58
        Diluted                                                          .63            .52                1.82             1.57

     Ratios before tax-effected merger-related items and
        total purchased intangibles amortization and balances:
        Return on average assets                                        1.48 %         1.22 %              1.41 %           1.25 %
        Return on average shareholders' equity                         12.96          11.73               13.02            12.10
        Efficiency ratio                                               58.25          58.66               58.49            61.04
-------------------------------------------------------------   -------------------------------   ---------------------------------

Note: Share and per share data give effect to the 3-for-2 stock split effective April 9, 2002.

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
                                                          7

                                    WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------
                                      DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------------------
                                                               Third           Third                 Nine Months Ended
                                                              Quarter         Quarter                  September 30
(dollars in thousands)                                          2002            2001               2002            2001
-----------------------------------------------------------------------------------------   --------------------------------
                       ASSETS
---------------------------------------------------------
EARNING ASSETS
  Loans                                                    $   4,341,830   $   4,488,933      $   4,374,482   $   4,507,767
  Investment in securities
     Securities available for sale                             1,683,076       1,283,068          1,629,520       1,160,978
     Securities held to maturity                                 166,667         265,611            173,912         321,436
                                                         --------------------------------   --------------------------------
        Total investment in securities                         1,849,743       1,548,679          1,803,432       1,482,414
  Federal funds sold and short-term investments                  182,225         269,385            329,372         245,695
-----------------------------------------------------------------------------------------   --------------------------------
        Total earning assets                                   6,373,798       6,306,997          6,507,286       6,235,876
-----------------------------------------------------------------------------------------   --------------------------------
NONEARNING ASSETS
  Accrued interest receivable                                     31,546          38,382             33,090          40,416
  Goodwill                                                        69,164          53,793             69,062          54,699
  Other intangible assets                                         30,989          28,677             32,453          29,559
  Other assets                                                   451,090         461,390            467,325         465,384
  Allowance for loan losses                                      (72,624)        (64,235)           (72,670)        (62,833)
-----------------------------------------------------------------------------------------   --------------------------------
        Total assets                                       $   6,883,963   $   6,825,004      $   7,036,546   $   6,763,101
-----------------------------------------------------------------------------------------   --------------------------------

-----------------------------------------------------------------------------------------   --------------------------------

                      LIABILITIES
---------------------------------------------------------
INTEREST-BEARING LIABILITIES
  Interest-bearing deposits
     NOW account deposits                                  $     635,576   $     563,182      $     701,560   $     580,769
     Money market investment deposits                          1,316,705       1,111,291          1,315,815       1,016,814
     Savings deposits                                            518,199         466,298            512,087         457,968
     Other time deposits                                         890,595       1,108,811            934,907       1,131,956
     Time deposits $100,000 and over                             699,707         850,833            720,261         876,327
                                                         --------------------------------   --------------------------------
        Total interest-bearing deposits                        4,060,782       4,100,415          4,184,630       4,063,834
                                                         --------------------------------   --------------------------------

  Short-term borrowings                                          410,108         503,607            442,437         514,664
                                                         --------------------------------   --------------------------------
        Total interest-bearing liabilities                     4,470,890       4,604,022          4,627,067       4,578,498
-----------------------------------------------------------------------------------------   --------------------------------
NONINTEREST-BEARING LIABILITIES
  Noninterest-bearing deposits                                 1,574,049       1,448,435          1,595,638       1,424,699
  Accrued interest payable                                        10,952          25,030             13,178          27,403
  Other liabilities                                               54,746          45,383             50,576          43,746
                                                         --------------------------------   --------------------------------
        Total liabilities                                      6,110,637       6,122,870          6,286,459       6,074,346
-----------------------------------------------------------------------------------------   --------------------------------
                  SHAREHOLDERS' EQUITY                           773,326         702,134            750,087         688,755
-----------------------------------------------------------------------------------------   --------------------------------

        Total liabilities and shareholders' equity         $   6,883,963   $   6,825,004      $   7,036,546   $   6,763,101
-----------------------------------------------------------------------------------------   --------------------------------

-----------------------------------------------------------------------------------------   --------------------------------
EARNING ASSETS LESS
    INTEREST-BEARING LIABILITIES                           $   1,902,908   $   1,702,975      $   1,880,219   $   1,657,378
-----------------------------------------------------------------------------------------   --------------------------------

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
                                                         8

                                       WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
---------------------------------------------------------------------------------------------------------------------------------
                                               CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------------------
                                                                  September 30            December 31            September 30
(dollars in thousands)                                                2002                   2001                    2001
---------------------------------------------------------------------------------------------------------------------------------
                     ASSETS
---------------------------------------------------------
  Cash and due from financial institutions                     $         271,528       $         271,512       $         246,804
  Investment in securities
     Securities available for sale                                     1,693,874               1,440,527               1,384,213
     Securities held to maturity                                         159,345                 191,813                 260,165
                                                         ------------------------------------------------------------------------
        Total investment in securities                                 1,853,219               1,632,340               1,644,378
  Federal funds sold and short-term investments                          170,641                 494,908                 207,518
  Loans                                                                4,400,312               4,554,538               4,509,222
     Allowance for loan losses                                           (68,240)                (71,633)                (65,351)
                                                         ------------------------------------------------------------------------
        Net loans                                                      4,332,072               4,482,905               4,443,871
                                                         ------------------------------------------------------------------------
  Bank premises and equipment                                            152,916                 167,419                 165,325
  Accrued interest receivable                                             29,277                  32,461                  36,854
  Goodwill                                                                69,164                  68,952                  53,340
  Other intangible assets                                                 30,269                  34,653                  28,221
  Other assets                                                            56,785                  58,500                  51,837
---------------------------------------------------------------------------------------------------------------------------------
        Total assets                                           $       6,965,871       $       7,243,650       $       6,878,148
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                  LIABILITIES
---------------------------------------------------------
  Noninterest-bearing demand deposits                          $       1,615,810       $       1,634,258       $       1,453,844
  Interest-bearing deposits                                            4,074,062               4,315,902               4,112,348
                                                         ------------------------------------------------------------------------
        Total deposits                                                 5,689,872               5,950,160               5,566,192
                                                         ------------------------------------------------------------------------

  Short-term borrowings                                                  423,442                 511,517                 517,863
  Accrued interest payable                                                 8,192                  14,946                  19,871
  Accounts payable and other accrued liabilities                          61,775                  49,139                  56,654
                                                         ------------------------------------------------------------------------
        Total liabilities                                              6,183,281               6,525,762               6,160,580
---------------------------------------------------------------------------------------------------------------------------------
              SHAREHOLDERS' EQUITY
---------------------------------------------------------
  Common stock, no par value                                               2,800                   2,800                   2,800
  Capital surplus                                                        165,107                 154,397                 153,432
  Retained earnings                                                      594,113                 556,241                 547,017
  Accumulated other comprehensive income                                  28,185                  10,104                  21,520
  Treasury stock at cost                                                       -                       -                    (833)
  Unearned restricted stock compensation                                  (7,615)                 (5,654)                 (6,368)
                                                         ------------------------------------------------------------------------
        Total shareholders' equity                                       782,590                 717,888                 717,568
---------------------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity             $       6,965,871       $       7,243,650       $       6,878,148
---------------------------------------------------------------------------------------------------------------------------------

                                                          9

                                    WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------
                                          CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------------------------------------------------------------
                                                         Third            Third                     Nine Months Ended
                                                        Quarter          Quarter                       September 30
(dollars in thousands, except per share data)             2002             2001                   2002              2001
-------------------------------------------------------------------------------------    -----------------------------------
INTEREST INCOME
  Interest and fees on loans                         $      67,742     $      84,835         $     207,202    $     266,009
  Interest and dividends on investments                     23,297            22,551                70,744           65,463
  Interest on federal funds sold and
     short-term investments                                    789             2,406                 4,239            7,769
-------------------------------------------------------------------------------------    -----------------------------------
    Total interest income                                   91,828           109,792               282,185          339,241
-------------------------------------------------------------------------------------    -----------------------------------
INTEREST EXPENSE
  Interest on deposits                                      16,932            35,566                57,413          118,666
  Interest on short-term borrowings                            932             3,287                 3,027           13,431
-------------------------------------------------------------------------------------    -----------------------------------
    Total interest expense                                  17,864            38,853                60,440          132,097
-------------------------------------------------------------------------------------    -----------------------------------
NET INTEREST INCOME                                         73,964            70,939               221,745          207,144
PROVISION FOR LOAN LOSSES                                    1,500             8,000                 7,000           13,000
-------------------------------------------------------------------------------------    -----------------------------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                           72,464            62,939               214,745          194,144
-------------------------------------------------------------------------------------    -----------------------------------
NONINTEREST INCOME
  Service charges on deposit accounts                        9,539             8,763                28,682           25,556
  Credit card income                                         2,083             3,981                 6,010           12,021
  Trust service fees                                         2,130             2,403                 6,732            7,172
  Secondary mortgage market operations                       2,069             2,199                 5,969            4,743
  Other noninterest income                                   6,474             7,656                15,491           21,270
  Securities transactions                                      (15)                -                   411               69
-------------------------------------------------------------------------------------    -----------------------------------
    Total noninterest income                                22,280            25,002                63,295           70,831
-------------------------------------------------------------------------------------    -----------------------------------
NONINTEREST EXPENSE
  Employee compensation                                     27,242            25,805                79,399           78,570
  Employee benefits                                          5,576             4,687                16,472           14,220
                                                  -----------------------------------    -----------------------------------
    Total personnel expense                                 32,818            30,492                95,871           92,790
  Equipment and data processing expense                      4,510             5,331                14,491           17,737
  Net occupancy expense                                      5,208             5,075                15,131           15,312
  Credit card processing services                              541             2,447                 1,597            7,579
  Telecommunication and postage                              2,140             2,181                 6,192            6,476
  Legal and professional fees                                1,431             1,674                 4,601            6,441
  Amortization of intangibles                                1,461             1,818                 4,384            5,456
  Ad valorem taxes                                           1,894             1,739                 5,683            5,312
  Other noninterest expense                                  8,227             8,109                25,030           25,357
-------------------------------------------------------------------------------------    -----------------------------------
    Total noninterest expense                               58,230            58,866               172,980          182,460
-------------------------------------------------------------------------------------    -----------------------------------
INCOME BEFORE INCOME TAXES                                  36,514            29,075               105,060           82,515
INCOME TAX EXPENSE                                          12,198             9,719                34,867           26,491
-------------------------------------------------------------------------------------    -----------------------------------
NET INCOME                                           $      24,316     $      19,356         $      70,193    $      56,024
-------------------------------------------------------------------------------------    -----------------------------------

-------------------------------------------------------------------------------------    -----------------------------------
EARNINGS PER SHARE
  Basic                                              $         .61     $         .49         $        1.76    $        1.42
  Diluted                                                      .60               .48                  1.75             1.41
-------------------------------------------------------------------------------------    -----------------------------------

-------------------------------------------------------------------------------------    -----------------------------------
WEIGHTED-AVERAGE SHARES
     OUTSTANDING
  Basic                                                 40,050,014        39,626,288            39,894,294       39,508,473
  Diluted                                               40,244,282        40,071,824            40,129,111       39,742,281
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------    -----------------------------------
CASH DIVIDENDS PER SHARE                             $         .27     $         .25         $         .81    $         .76
-------------------------------------------------------------------------------------    -----------------------------------

Note: Share and per share data give effect to the 3-for-2 stock split effective April 9, 2002.

                                                              10

                                           WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
                                            SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
------------------------------------------------------------------------------------------------------------------------------------
                                                           Third           Second           Third             Nine Months Ended
                                                          Quarter         Quarter          Quarter               September 30
                                                            2002            2002            2001             2002            2001
---------------------------------------------------------------------------------------------------- -------------------------------
              EARNING ASSETS
-----------------------------------------------------
      Loans**                                               6.22 %          6.39  %         7.53  %          6.36  %         7.92 %
      Investment in securities                              5.22            5.47            6.08             5.43            6.17
      Federal funds sold and short-term investments         1.72            1.72            3.54             1.72            4.23
                                                    ------------------------------------------------ -------------------------------
                Total interest-earning assets               5.80 %          5.95  %         7.00  %          5.87  %         7.36 %
                                                    ------------------------------------------------ -------------------------------

---------------------------------------------------------------------------------------------------- -------------------------------
       INTEREST-BEARING LIABILITIES
-----------------------------------------------------

      Interest-bearing deposits
            NOW account deposits                             .74 %           .73  %         1.30  %           .85  %         1.39 %
            Money market investment deposits                1.46            1.48            2.71             1.52            3.24
            Savings deposits                                 .82             .81            1.45              .81            1.73
            Other time deposits                             2.61            3.00            5.18             3.05            5.58
            Time deposits $100,000 and over                 2.24            2.50            4.64             2.51            5.31
                                                    ------------------------------------------------ -------------------------------
                 Total interest-bearing deposits            1.65            1.79            3.44             1.83            3.90
                                                    ------------------------------------------------ -------------------------------

      Short-term borrowings                                  .90             .92            2.59              .91            3.49
                                                    ------------------------------------------------ -------------------------------
                 Total interest-bearing liabilities         1.59 %          1.71  %         3.35  %          1.75  %         3.86 %
                                                    ------------------------------------------------ -------------------------------

---------------------------------------------------------------------------------------------------- -------------------------------
   NET INTEREST SPREAD (tax-equivalent)
-----------------------------------------------------
      Yield on earning assets less cost of interest-
            bearing liabilities                             4.21 %          4.24 %          3.65 %           4.12  %         3.50 %
                                                    ------------------------------------------------ -------------------------------

---------------------------------------------------------------------------------------------------- -------------------------------
   NET INTEREST MARGIN (tax-equivalent)
-----------------------------------------------------
      Net interest income (tax-equivalent) as a
            percentage of average earning assets            4.69 %          4.74 %          4.56 %           4.63  %         4.52 %
                                                    ------------------------------------------------ -------------------------------

---------------------------------------------------------------------------------------------------- -------------------------------
               COST OF FUNDS
------------------------------------------------------
      Interest expense as a percentage of average
            interest-bearing liabilities plus
            interest-free funds                             1.11 %          1.21 %          2.44 %           1.24  %         2.84 %
---------------------------------------------------------------------------------------------------- -------------------------------

   * Based on a 35% tax rate.
  ** Net of unearned income, before deducting the allowance for loan losses and including loans accounted for on a nonaccrual basis.

                                                            11

                                        WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
                                                       LOAN QUALITY
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Third            Third                 Nine Months Ended
                                                                  Quarter          Quarter                   September 30
(dollars in thousands)                                              2002             2001               2002             2001
-----------------------------------------------------------------------------------------------  -----------------------------------
        ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------
Allowance for loan losses at beginning of period             $      71,667     $      62,265      $      71,633    $       61,017
Allowance on loans transferred to held for sale                          -                 -                  -              (651)
Provision for loan losses                                            1,500             8,000              7,000            13,000
Loans charged off during period                                     (6,291)           (6,571)           (14,326)          (12,856)
Recoveries on loans previously charged off                           1,364             1,657              3,933             4,841
                                                            -----------------------------------  -----------------------------------
     Net loans (charged off) recovered during period                (4,927)           (4,914)           (10,393)           (8,015)
                                                            -----------------------------------  -----------------------------------
Allowance for loan losses at end of period                   $      68,240     $      65,351      $      68,240    $       65,351
                                                            -----------------------------------  -----------------------------------

Net annualized charge-offs (recoveries) as a percentage
    of average loans                                                   .45 %             .44 %              .32 %             .24 %

Gross annualized charge-offs as a percentage of
    average loans                                                      .58 %             .59 %              .44 %             .38 %

Recoveries as a percentage of gross charge-offs                      21.68 %           25.22 %            27.45 %           37.66 %

Allowance for loan losses as a percentage of
    loans, at end of period                                           1.55 %            1.45 %             1.55 %            1.45 %
                                                            -----------------------------------  -----------------------------------



                                                            -----------------------------------  -----------------------------------
                                                               September 30        June 30        December 31        September 30
                                                                   2002              2002             2001               2001
-----------------------------------------------------------------------------------------------  -----------------------------------
          NONPERFORMING ASSETS
-------------------------------------------------------------
Loans accounted for on a nonaccrual basis                    $      38,663     $      37,442      $      33,412    $       30,032
Restructured loans                                                     347               358                383               396
                                                            -----------------------------------  -----------------------------------
     Total nonperforming loans                                      39,010            37,800             33,795            30,428
Foreclosed assets and surplus property                               2,543             2,340                991             1,287
                                                            -----------------------------------  -----------------------------------
     Total nonperforming assets                              $      41,553     $      40,140      $      34,786    $       31,715
                                                            -----------------------------------  -----------------------------------

Nonperforming assets as a percentage of loans plus
    foreclosed assets and surplus property, at end of period           .94 %             .93 %              .76 %             .70 %

Allowance for loan losses as a percentage of
    nonaccruing loans, at end of period                             176.50 %          191.41 %           214.39 %          217.60 %

Allowance for loan losses as a percentage of
    nonperforming loans, at end of period                           174.93 %          189.60 %           211.96 %          214.77 %

Loans 90 days past due still accruing                        $       9,532     $       9,390      $       6,916    $        8,512

Loans 90 days past due still accruing as a
    percentage of loans, at end of period                              .22 %             .22 %              .15 %             .19 %
-----------------------------------------------------------------------------------------------  -----------------------------------


                                    - END -